                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-12


                            Odyssey HealthCare, Inc.
                            ------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201
                                                                  April 28, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Odyssey HealthCare, Inc. (the "Company") to be held on May 28, 2003, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Odyssey HealthCare, Inc.

     At the Annual Meeting, you will be asked (i) to elect three Class II directors of the Company; (ii) to ratify the selection of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2003; and (iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          -s- RICHARD R. BURNHAM

                                          RICHARD R. BURNHAM
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, IN THE ENCLOSED POSTAGE PAID ENVELOPE, THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. RETURNING YOUR PROXY WILL HELP THE COMPANY ASSURE THAT A QUORUM WILL BE PRESENT AT THE MEETING AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY.

MANY OF THE COMPANY'S STOCKHOLDERS HOLD THEIR SHARES IN "STREET-NAME" IN THE NAME OF A BROKERAGE FIRM OR BANK. IF YOU HOLD YOUR SHARES IN "STREET-NAME," PLEASE NOTE THAT ONLY YOUR BROKERAGE FIRM OR BANK CAN SIGN A PROXY ON YOUR BEHALF, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. THE BOARD OF DIRECTORS URGES YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY, AND INSTRUCT THEM TO EXECUTE A PROXY IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2003

                             ---------------------

     PLEASE TAKE NOTICE THAT the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Odyssey HealthCare, Inc., a Delaware corporation (the "Company"), will be held on May 28, 2003, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, to consider and vote on the following matters:

          (1) Election of three Class II directors of the Company to serve until the Annual Meeting of the Company's stockholders in 2006 and until their successors are elected and qualified or until their earlier death, resignation or removal from office;

          (2) Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003; and

          (3) Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

     The close of business on April 15, 2003 (the "Record Date"), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of the Company's common stock, par value $0.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice, and also at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading "Solicitation and Revocability of Proxies."

                                          By Order of the Board of Directors,

                                          -s- DOUGLAS B. CANNON

                                          DOUGLAS B. CANNON
                                          Secretary

Dallas, Texas
April 28, 2003

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201
                                 (214) 922-9711

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Odyssey HealthCare, Inc. (the "Company") requests your proxy for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 28, 2003, at 8:00 a.m., local time, at the principal offices of the Company located at 717 North Harwood Street, Suite 1400, Dallas, Texas 75201, and at any adjournment(s) or postponement(s) thereof. By signing and returning the enclosed proxy, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders of the Company on or about April 28, 2003.

     This solicitation of proxies is made by the Board of Directors of the Company (the "Board of Directors") and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by
(a) signing and submitting a later-dated proxy to the Secretary of the Company,
(b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the proxies will be voted at the Annual Meeting.

                               VOTING AND QUORUM

     The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on April 15, 2003 (the "Record Date"), there were 23,692,815 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy

Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

                 PROPOSAL ONE -- ELECTION OF CLASS II DIRECTORS

     The Board of Directors has designated Messrs. John K. Carlyle, David W. Cross and David L. Steffy as nominees for election as Class II directors of the Company at the Annual Meeting (each, a "Nominee"). Each Nominee currently serves as a Class II director. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company's stockholders in 2006 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see "Directors."

     The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

REQUIRED VOTE AND RECOMMENDATION

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

       PROPOSAL TWO -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     On April 11, 2003, the Audit Committee of the Board of Directors (the "Audit Committee") selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the year ending December 31, 2003. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     The Audit Committee has the responsibility for selecting the Company's independent auditors, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders' opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of Ernst & Young as independent auditors without the approval of the Company's stockholders whenever the Audit Committee deems termination necessary or appropriate.

REQUIRED VOTE AND RECOMMENDATION

     Ratification of Ernst & Young as the Company's independent auditors for the year ending December 31, 2003, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed proxy will be voted for the ratification of Ernst & Young as the Company's independent auditors for the year ending December 31, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

                                   DIRECTORS

     The following tables set forth certain information regarding the Nominees and the other directors of the Company:

                                                                           DIRECTOR'S
NAME OF NOMINEE                                  AGE         TITLE         TERM ENDING
---------------                                  ---         -----         -----------
John K. Carlyle................................  48    Class II Director      2003
David W. Cross.................................  56    Class II Director      2003
David L. Steffy................................  59    Class II Director      2003

     John K. Carlyle has served as one of the Company's directors since November 2001. Mr. Carlyle served as the Chief Executive Officer of Magella Healthcare Corporation, a provider of neonatal and perinatal physician services, from 1997 until its merger with Pediatrix Medical Group, Inc. in May 2001. From 1990 through 1997 he served in the positions of President, Chief Executive Officer and Chairman of Concentra Managed Care, Inc. (formerly OccuSystems, Inc.), a healthcare services and cost containment company in the area of workers' compensation and occupational healthcare. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc., an operator of outpatient surgery centers. He currently serves on the board of directors of Concentra Managed Care, Inc., Pediatrix Medical Group, Inc. and several small non-public companies.

     David W. Cross co-founded the Company in 1995 and has served as one of the Company's directors since February 1996. Mr. Cross has served as Senior Vice President and Chief Development Officer for Select Medical Corporation, a public healthcare company, since December 1998. He was co-founder of Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as its President and Chief Executive Officer from May 1994 until its merger with Select Medical Corporation in December 1998. Mr. Cross was founder, President and Chief Executive Officer and a director of Advanced Rehabilitation Resources, Inc., a provider of outsourcing and management of comprehensive medical rehabilitation, subacute and outpatient therapy programs and contract therapy services, serving in each of these capacities from 1990 to 1993.

     David L. Steffy co-founded the Company in 1995 and has served as one of the Company's directors since February 1996. Mr. Steffy has served as a director for Province Healthcare Company, an operator of non-urban acute care hospitals, since August 1998. He co-founded Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as a director for Intensiva from May 1994 to

December 1998. He co-founded Community Health Systems, Inc., a provider of general hospital healthcare services, in May 1985 and served as Vice Chairman until May 1996.

                                                                        DIRECTOR'S
NAME OF DIRECTOR       AGE                    TITLE                     TERM ENDING
----------------       ---                    -----                     -----------
Richard R. Burnham...  61    Chief Executive Officer, Chairman of the      2004
                             Board and Class III Director
David C. Gasmire.....  47    President, Chief Operating Officer,           2004
                             Assistant Secretary and Class III
                             Director
Paul J. Feldstein....  69    Class I Director                              2005
Martin S. Rash.......  48    Class III Director                            2004
Mark A. Wan..........  37    Class I Director                              2005

     Richard R. Burnham co-founded the Company in 1995 and has served as Chief Executive Officer, Chairman of the Board of the Company and one of the Company's directors since that time and as President of the Company from August 1995 to December 2001. Prior to founding the Company, Mr. Burnham served as a regional Vice President for Vitas Healthcare, Inc., a for-profit provider of hospice services, from June 1990 to October 1994. Mr. Burnham served as Regional Vice President of Olsten Kimberly Quality Care, Inc., a home healthcare and nurse personnel staffing company, from January 1990 to June 1990. He was also employed from June 1971 to August 1989 by Baxter Healthcare Corporation, a manufacturer of medical supplies, and also by its subsidiary Caremark Inc. As part of the Company's succession plan and as previously announced by the Company, Mr. Gasmire has been promoted to the position of Chief Executive Officer, effective as of January 1, 2004. Mr. Burnham will continue thereafter as the Company's Chairman of the Board.

     David C. Gasmire co-founded the Company in 1995 and has served as Chief Operating Officer since that time. Mr. Gasmire has served as one of the Company's directors and as President of the Company since December 2001 and previously served as Executive Vice President of the Company from August 1995 to December 2001. Mr. Gasmire's diverse healthcare experience includes serving as General Manager and Director of Business Development for Vitas Healthcare, Inc., a for-profit provider of hospice services, from April 1992 to September 1995, Vice President of Operations for United Dental Care Inc., a provider of prepaid dental services, from April 1986 to April 1992 and Regional Manager for American Critical Care, a division of American Hospital Supply Corporation, from July 1979 to April 1986. As part of the Company's succession plan, Mr. Gasmire has been promoted to the position of Chief Executive Officer, effective as of January 1, 2004.

     Paul J. Feldstein has served as one of the Company's directors since May 2002. Professor Feldstein is a Professor and Robert Gumbiner Chair in Healthcare Management at the Graduate School of Management, University of California, Irvine. Professor Feldstein has taught at the University of California, Irvine since July 1987, and during several leaves from the University has worked at the Office of Management and Budget, Social Security Administration and the World Health Organization. Professor Feldstein has served as a director of Province Healthcare Company, an operator of non-urban acute care hospitals, since May 2001. Professor Feldstein served as a director of Sutter Health, a network of doctors and not-for-profit hospitals serving more than 100 Northern California Communities, from May 1988 to December 2000.

     Martin S. Rash has served as one of the Company's directors since July 2000. Mr. Rash has served as Chief Executive Officer and director of Province Healthcare Company, an operator of non-urban acute care hospitals, since February 1996 and as Chairman of the board of directors of Province since May 1998. Mr. Rash served as Chief Executive Officer and director of Province Healthcare Company's predecessor, Principal Hospital Company, from February 1996 to December 1996. From February 1994 to February 1996, Mr. Rash was the Chief Operating Officer of Community Health Systems, Inc., a provider of general hospital care services in non-urban areas.

     Mark A. Wan has served as one of the Company's directors since January 1996. Since October 1993, Mr. Wan has served as general partner of Three Arch Management, L.P., which is the general partner of

Three Arch Partners, L.P. Mr. Wan has served as a director of various privately held companies. Mr. Wan has informed the Company that he intends to resign from the Board of Directors effective as of the date of the Annual Meeting.

DIRECTOR COMPENSATION

     Directors who are also officers or employees of the Company do not receive compensation for their services as directors. In July 2002, the Company's non-employee directors received an award of stock options to purchase 5,625 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Beginning in 2003, the Company's non-employee directors will be paid a retainer of $35,000 per year for their service on the Board of Directors and the chairman of each of the Audit Committee, Compensation Committee and other committees of the Board of Directors will be paid an annual retainer of $8,000, $5,000 and $3,000, respectively. Also beginning in 2003, each non-employee director will also receive $1,000 for every meeting of the Board of Directors (or committee thereof) attended by such director. In addition, each non-employee director in office following the 2003 annual stockholder's meeting is entitled to an award of stock options to purchase 4,200 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

TERM OF OFFICE

     The Company's Certificate of Incorporation provides that the Board of Directors must be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Feldstein and Wan currently serve as Class I directors, whose terms expire at the Annual Meeting of the Stockholders in 2005. Messrs. Carlyle, Cross and Steffy currently serve as Class II directors whose terms expire at the Annual Meeting, and Messrs. Burnham, Gasmire and Rash currently serve as Class III directors whose terms expire at the Annual Meeting of Stockholders in 2004. Mr. Wan has informed the Company that he intends to resign from the Board of Directors effective as of the date of the Annual Meeting. As a result, at least temporarily, the Company will have only one Class I director after the Annual Meeting.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Company's Board of Directors had six meetings during the year ended December 31, 2002. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Compliance Committee. Each of the Committees is appointed by the Board of Directors, after considering the recommendation of the Nominating & Governance Committee. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and, if applicable, all meetings of committees of the Board of Directors on which such director served during 2002.

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary functions of the Audit Committee are:

     - to oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

     - to oversee the Company's compliance with legal and regulatory requirements;

     - to oversee the independent auditors' qualifications and independence;

     - to oversee the performance of the Company's internal audit function and independent auditors;

     - to oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established;

     - to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

     - to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department or outside auditors performing the internal audit function, and the Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee; and

     - to perform such other duties as are directed by the Board of Directors.

     The role and other responsibilities of the Audit Committee are set forth in the Second Amended and Restated Audit Committee Charter, which is attached as Appendix A to this Proxy Statement (the "Audit Committee Charter"). The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. On March 19, 2003, the Board of Directors amended and restated the Audit Committee Charter to read as set forth in Appendix A. The members of the Audit Committee are Messrs. Carlyle, Rash and Steffy. The Board of Directors has determined that each of Messrs. Carlyle, Rash and Steffy meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and that each member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Carlyle satisfies the requirements for an "audit committee financial expert" and has designated Mr. Carlyle as the Company's audit committee financial expert. The Audit Committee held four meetings during the year ended December 31, 2002.

     The Compensation Committee is comprised of Messrs. Cross, Rash and Wan. The Board of Directors has determined that each of Messrs. Cross, Rash and Wan meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Compensation Committee are:

     - to review, evaluate, and approve the agreements, plans, policies and programs of the Company to compensate the officers and directors of the Company;

     - to produce a report on executive compensation each year and to publish the report in the Company's proxy statement for its annual meeting of stockholders and, if necessary or desired, in the Company's Annual Report on Form 10-K;

     - to otherwise discharge the Board of Directors' responsibilities relating to compensation of the Company's directors and officers; and

     - to perform such other functions as the Board of Directors may assign to the Compensation Committee from time to time.

     The Compensation Committee held three meetings during the year ended December 31, 2002.

     The Nominating & Governance Committee (the "Nominating Committee") is comprised of Messrs. Carlyle, Cross, Feldstein, Rash, Steffy and Wan. The Board of Directors has determined that each of Messrs. Carlyle, Cross, Feldstein, Rash, Steffy and Wan meet the current independence requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the SEC. The primary functions of the Nominating Committee are:

     - to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors, and to select, or recommend that the Board of Directors select, the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

     - to recommend to the Board of Directors director nominees for each committee of the Board of Directors;

     - to advise the Board of Directors about the appropriate composition of the Board of Directors and its committees;

     - to advise the Board of Directors about and recommend to the Board of Directors appropriate corporate governance practices and to assist the Board of Directors in implementing those practices;

     - to assist the Board of Directors in its annual review of the performance of the Board of Directors and its committees;

     - to assist the Board of Directors by developing a CEO succession plan; and

     - to perform such other functions as the Board of Directors may assign to the Nominating & Governance Committee from time to time.

     The Nominating Committee will consider directors nominated by stockholders in accordance with the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and received by the Secretary of the Company (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Such nominations must include all information relating to each nominee that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 as well as certain information regarding the stockholder of record submitting the nomination as well as information concerning the beneficial owner, if different, on whose behalf the nomination is made.

     The Nominating Committee held one meeting during the year ended December 31, 2002.

     The Compliance Committee is charged with representing the Board of Directors in the oversight and review of the Company's compliance program. The current members of the Compliance Committee are Messrs. Burnham, Cross and Steffy. The Compliance Committee held one meeting during the year ended December 31, 2002.

                               EXECUTIVE OFFICERS

     The following table sets forth information regarding the Executive Officers of the Company:

NAME                                        AGE                      TITLE
----                                        ---                      -----
Richard R. Burnham........................  61    Chief Executive Officer, Chairman of the
                                                  Board and Class III Director
David C. Gasmire..........................  47    President, Chief Operating Officer,
                                                  Assistant Secretary and Class III Director
Douglas B. Cannon.........................  41    Senior Vice President, Chief Financial
                                                  Officer, Secretary and Treasurer
Brenda A. Belger..........................  48    Senior Vice President of Human Resources
Deborah A. Hoffpauir......................  41    Senior Vice President of Operations
Kathleen A. Ventre........................  54    Senior Vice President of Clinical and
                                                  Regulatory Affairs

     The Executive Officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Burnham and Gasmire is set forth previously in this Proxy Statement. See "Directors."

     Douglas B. Cannon joined the Company as Vice President, Chief Financial Officer, Secretary and Treasurer in January 1999 and was promoted to Senior Vice President in December 2001. From September

1989 to September 1998, Mr. Cannon served as Chief Financial Officer of Cornerstone Health Management Company, a specialty provider of geriatric services to hospitals and operator of long-term acute hospitals.

     Brenda A. Belger joined the Company as Vice President of Human Resources in April 1997 and was promoted to Senior Vice President of Human Resources in December 2001. Ms. Belger served as Director of Human Resources for Morven Partners, L.P., a manufacturer of food products, from July 1994 to April 1996.

     Deborah A. Hoffpauir joined the Company in March 1997 as Regional Vice President and was promoted to Senior Vice President of Operations in October 2002. From May 1995 to March 1997, Ms. Hoffpauir served as National Director of Operations -- Hospice for Horizons/CMS Healthcare Corporation.

     Kathleen A. Ventre joined the Company as Director of Clinical and Regulatory Affairs in May 1998 and was promoted to Vice President of Clinical and Regulatory Affairs in December 1999 and to Senior Vice President of Clinical and Regulatory Affairs in December 2001. From January 1994 to March 1998, Ms. Ventre served as a Patient Care Manager and Director of Patient Care Services with Vitas Healthcare, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 2000, 2001 and 2002 concerning the compensation of the Company's Chief Executive Officer, the four most highly paid executives serving in such capacity as of December 31, 2002, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                               ANNUAL COMPENSATION    COMPENSATION
                                               --------------------   ------------
                                                                       SECURITIES
NAME AND                                                               UNDERLYING       ALL OTHER
PRINCIPAL POSITION                      YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
------------------                      ----   ---------   --------   ------------   ---------------
Richard R. Burnham....................  2002    400,000    159,000      159,000            1,802(1)
  Chief Executive Officer and           2001    282,816    138,600      270,000          173,940(2)
  Chairman of the Board
David C. Gasmire......................  2002    300,000    103,500       90,000            2,551(1)
  President, Chief Operating Officer,   2001    245,347     91,854      168,750           63,062(3)
  Assistant Secretary and Director
Douglas B. Cannon.....................  2002    225,000     61,250       75,000            2,629(1)
  Senior Vice President, Chief
  Financial                             2001    207,497     55,125      112,500
  Officer, Secretary and Treasurer
Brenda A. Belger......................  2002    130,000     20,000       11,250            1,722(1)
  Senior Vice President of              2001    118,992     20,000        7,500
  Human Resources
Deborah A. Hoffpauir(4)...............  2002    146,710     20,109       37,500            1,380(1)
  Senior Vice President of Operations

---------------

(1) Reflects a contribution by the Company to the Company's 401(k) plan for the benefit of each of the Named Executive Officers for 2003.

(2) On April 25, 1996, the Company loaned $125,500 to Richard R. Burnham in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 251,000 shares of the Company's preferred stock owned by Mr. Burnham. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company's initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $173,940.

(3) On April 25, 1996, the Company loaned $45,500 to David C. Gasmire in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 91,000 shares of the Company's preferred stock owned by Mr. Gasmire. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company's initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $63,062.

(4) Ms. Hoffpauir was appointed Senior Vice President of Operations in October 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to the Named Executive Officers during 2002.

                                             INDIVIDUAL GRANTS
                           -----------------------------------------------------
                           NUMBER OF     % OF TOTAL
                             SHARES       OPTIONS
                           UNDERLYING    GRANTED TO    EXERCISE OR                 GRANT DATE
                            OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
NAME                       GRANTED(#)   FISCAL YEAR    ($/SHARE)(1)      DATE      VALUE($)(2)
----                       ----------   ------------   ------------   ----------   -----------
Richard R. Burnham.......   159,000(3)      22.6%         $22.73      12/9/2012     2,208,510
David C. Gasmire.........    90,000(3)      12.8%         $22.73      12/9/2012     1,250,100
Douglas B. Cannon........    75,000(3)      10.6%         $22.73      12/9/2012     1,041,750
Brenda A. Belger.........    11,250(4)       1.6%         $17.54      1/30/2012       122,738
Deborah A. Hoffpauir.....     7,500(4)       1.1%         $17.54      1/30/2012        81,825
                             30,000(5)       4.3%         $23.30      11/4/2012       427,200

---------------

(1) The exercise price for all options shown is the market price on the date of grant.

(2) The grant date present value was determined by using the Black-Scholes option pricing model, as adapted for use in valuing employee stock options. The estimated values under the Black-Scholes model are based on the following assumptions as to certain variables: potential option term, 10 years; risk free rate of return, 3.44%-4.55% (based on the date of grant); expected volatility, 71.5%; and expected dividend yield, 0%. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model reflected in the table.

(3) 2.1% of the stock options became exercisable on January 9, 2003, and 2.1% of the stock options will become effective on the 9th of each subsequent month, commencing February 9, 2003, and continuing for 47 months, with all stock options becoming fully exercisable effective December 9, 2006.

(4) 25% of the stock options became exercisable on January 30, 2003, and 25% of the stock options will become exercisable on each subsequent January 30th, with all stock options becoming fully exercisable effective January 30, 2006.

(5) 25% of the stock options will become exercisable on November 4, 2003, and 25% of the stock options will become exercisable on each subsequent November 4th, with all stock options becoming fully exercisable effective November 4, 2006.

     The following table provides summary information with respect to stock options held by the Named Executive Officers as of December 31, 2002. The value of unexercised in-the-money options is based on the price per share of Common Stock of $23.13 as reported on the Nasdaq National Market at the close of business on December 31, 2002, less the exercise price payable for the shares.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF THE UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                        FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Richard R. Burnham....         --             --      270,374        439,876       5,432,378      4,674,548
David C. Gasmire......    111,000      1,983,200      203,249        282,001       4,177,219      3,324,911
Douglas B. Cannon.....     54,064        817,148       81,321        172,144       1,561,138      1,731,648
Brenda A. Belger......     51,000        937,410           --         35,250              --        593,528
Deborah A.
  Hoffpauir...........         --             --       36,000         50,250         817,860        321,990

EMPLOYMENT AGREEMENTS

     Richard R. Burnham. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Burnham, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Burnham will serve as Chief Executive Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. Mr. Burnham's annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Burnham based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Burnham is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Burnham's employment for cause or without cause. If Mr. Burnham's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Burnham will vest immediately and all stock options granted to Mr. Burnham will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Burnham is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. During the employment term, the Company must nominate Mr. Burnham as a member of the Board of Directors. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

     - the first anniversary of the date of termination if Mr. Burnham's employment is terminated by the Company with cause or by reason of his long-term disability;

     - the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Burnham's employment is terminated by the Company without cause or Mr. Burnham resigns for good reason; or

     - the second anniversary of the date of termination if Mr. Burnham resigns without good reason.

     David C. Gasmire. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Gasmire, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Gasmire will serve as President and Chief Operating Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. Mr. Gasmire's annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Gasmire based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Gasmire is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Gasmire's employment for cause or without cause. If Mr. Gasmire's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Gasmire will vest immediately and all stock options granted to Mr. Gasmire will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Gasmire is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

     - the first anniversary of the date of termination if Mr. Gasmire's employment is terminated by the Company with cause or by reason of his long-term disability;

     - the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Gasmire's employment is terminated by the Company without cause or Mr. Gasmire resigns for good reason; or

     - the second anniversary of the date of termination if Mr. Gasmire resigns without good reason.

     Douglas B. Cannon. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Cannon, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Cannon will serve as Chief Financial Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for one-year periods unless sixty days prior written notice is given by either party in advance of any one-year renewal period. Mr. Cannon's annual base salary is subject to annual review by the Compensation Committee. The employment agreement also provides for an annual bonus to be determined by the Board of Directors and Mr. Cannon based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Cannon is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Cannon's employment for cause or without cause. If Mr. Cannon's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the first anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Cannon will vest immediately and all stock options granted to Mr. Cannon will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Cannon is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until the first anniversary of the date of termination.

STOCK OPTION PLAN

     The Company adopted the Odyssey Healthcare, Inc. Stock Option Plan in 1996. As of March 31, 2003, there were 810,101 shares of Common Stock issuable upon exercise of outstanding stock options under the plan. The Company no longer grants stock options under this plan. The plan allows for the grant of both incentive stock options and nonstatutory stock options. The Compensation Committee administers the plan and has been responsible for determining recipients of stock options and the terms and conditions of the options. With respect to incentive stock options, the Internal Revenue Code of 1986 limits the Compensation Committee's power to determine exercise prices and dates.

2001 EQUITY-BASED COMPENSATION PLAN

     The 2001 Equity-Based Compensation Plan became effective in November 2001. The plan provides for grants of incentive stock options, within the meaning of
Section 422 of the Internal Revenue Code of 1986, to Company employees, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to Company employees, consultants and nonemployee directors. The purposes of the plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility;

     - to provide additional incentives to employees and consultants; and

     - to promote the success of the Company's business.

     At any given time, the number of shares of Common Stock issued under the plan plus the number of shares of Common Stock issuable upon the exercise of all outstanding awards under the plan may not exceed the lesser of 100 million shares or 10% of the total number of shares of Common Stock then outstanding, assuming the exercise of all outstanding options and warrants and the conversion or exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock. As of March 31, 2003, 2,567,212 shares of Common Stock were authorized for grant, of which options to purchase 1,148,813 shares of Common Stock were outstanding.

     The Compensation Committee administers the plan and at all times must be comprised of three or more individuals that constitute "outside directors" for purposes of Section 162 of the Internal Revenue Code of 1986 and "nonemployee directors" for purposes of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The Compensation Committee designates the individuals to receive the awards, the number of shares subject to the awards, and the terms and conditions of each award.

     While the Compensation Committee determines the terms of awards granted under the plan, the term of any incentive stock option cannot exceed ten years from the date of grant and any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 cannot be exercisable after the expiration of five years from the date of grant.

     While the Compensation Committee determines the exercise price of options granted under the plan, the exercise price of any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 must be at least 110% of the fair market value of the underlying share at the time the option is granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by the Compensation Committee.

     The plan is not subject to the Employee Retirement Income Security Act of 1974; however, the plan is designed to allow for awards that constitute performance-based awards as provided for in Section 162(m) of the Internal Revenue Code of 1986. Therefore, awards may be exempt from the limitations on the deductibility of compensation that exceeds $1 million.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan became effective July 1, 2002. The plan provides for the grant of stock options to selected eligible employees. The purpose of the plan is to provide eligible employees with an incentive to advance the Company's interests by providing an opportunity to purchase stock of the Company at a favorable price. The plan is administered by the Compensation Committee. A total of 2,250,000 shares of Common Stock are authorized for issuance under the plan.

     Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made. In no event will an employee be granted an option under the plan that would permit an employee to purchase stock with a fair market value in excess of $25,000, or if valued at or below $25,000, that would permit an employee to purchase more than 45,000 shares in a calendar year.

     There are two six-month periods for the plan in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and December 31, respectively. The first offering period of the plan concluded on December 31, 2002. The exercise price of options granted under the plan is an amount equal to the lesser of 85% of the fair market value of the stock on the date of exercise or on the date of grant.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Board") is currently composed of Messrs. Carlyle, Rash and Steffy. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission and that Mr. Carlyle satisfies the requirements for an "audit committee financial expert." The Audit Committee operates pursuant to an Audit Committee Charter that was amended and restated, on March 19, 2003. A copy of the Second Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     As set forth in the Second Amended and Restated Audit Committee Charter, management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. The Audit Committee assists the Board in its oversight function and has the responsibilities and powers as set forth in the Second Amended and Restated Audit Committee Charter.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the Company's audited financial statements for the year ended December 31, 2002. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence and discussed with them their independence from the Company and its management.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the reviews, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Amended and Restated Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     This report has been submitted by the Audit Committee for the year ended December 31, 2002, which consisted of the following members:

                                          John K. Carlyle, Chairman
                                          Martin S. Rash
                                          David L. Steffy

                       FEES PAID TO INDEPENDENT AUDITORS

     The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2002 and December 31, 2001:

                                                                2002       2001
                                                              --------   --------
Audit fees..................................................  $395,000   $587,000
Audit-related fees..........................................    11,000     11,000
Tax fees....................................................   210,000    192,000
All other fees..............................................     4,000         --
                                                              --------   --------
Total.......................................................  $620,000   $790,000
                                                              ========   ========

     The amount shown for audit fees includes fees for professional services rendered for the audit by Ernst & Young LLP of the Company's annual financial statements and the reviews by Ernst & Young LLP of the Company's financial statements included in its Quarterly Reports on Form 10-Q and work related to registration statements filed by the Company. The amount shown for audit related fees includes fees for audits of employee benefit plans. The amount shown for tax fees includes all income tax services other than those directly related to the audit of the income tax accrual.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is currently composed of Messrs. Cross, Rash and Wan. The Board of Directors, in its business judgment, has determined that all members of the Compensation Committee meet the current and proposed independence and experience requirements of the Nasdaq Stock Market, Inc. and applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee operates pursuant to a Compensation Committee Charter that was adopted by the Board on March 19, 2003.

     As set forth in the Compensation Committee Charter, the Compensation Committee determines annual salary, bonuses and other compensation for the Company's Chairman of the Board and Chief Executive Officer and other executive officers and makes recommendations to the Board of Directors for the compensation of non-employee members of the Board of Directors. The Compensation Committee also monitors and administers all of the Company's equity-based incentive and other compensation plans and, subject to the provisions of each such plan, determines grants under it for all employees and consultants, including directors and executive officers. The Compensation Committee held three meetings during the Company's year ended December 31, 2002. At those meetings the Compensation Committee reviewed the Company's compensation practices, adjusted salaries of the executive officers and made awards of stock options to certain key employees and directors of the Company.

PRINCIPLES OF EXECUTIVE COMPENSATION

     In determining compensation levels and developing compensation programs for the Company's executive officers, the Compensation Committee analyzes the relationship between base salary, annual cash incentives, equity incentives and benefits. The underlying objectives of the Company's compensation strategy include the following:

     - attract and retain superior executive talent, and motivate those executives to achieve optimum short-term and long-term corporate operating results;

     - align the interests of executive officers with the creation of stockholder value and ensure long-term growth orientation through equity-based plans; and

     - provide a compensation package that recognizes individual contributions as well as overall business results.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

     The key elements of the Company's executive compensation program are base salary, annual cash bonuses and equity incentive compensation. These elements are separately described below.

     The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive's total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer. The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual cash bonuses and equity-based incentives to provide competitive total direct compensation opportunities consistent with the pay philosophy described below. In addition, in 2002 the Compensation Committee commissioned a report from an independent benefit and compensation consultant analyzing the compensation paid to the Company's Chief Executive Officer and other executive officers. The Compensation Committee received this report in the fourth quarter of 2002 and has taken into consideration the recommendations contained in the report in establishing the compensation of the Chief Executive Officer and other executive officers for 2003.

     Base Salaries. The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the Compensation Committee, with adjustments based primarily on the recommendations of the Chief Executive Officer. In reviewing base salaries, the Compensation Committee considers various factors, including the position of the executive officer, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the Chief Executive Officer. The specific objectives for each executive officer are established by such officer after consultation with the Compensation Committee and the Chief Executive Officer, and vary for each executive position and for each year. In reviewing annual base salaries, the Compensation Committee and the Chief Executive Officer also consider each executive officer's responsibilities related to achieving the objectives of the Company and, in an effort to provide competitive compensation, from time to time reviews salaries of similarly situated employees in comparable companies.

     The financial performance of the Company, primarily net patient service revenue, operating expenses, EBITDA (income (loss) before interest, income taxes, depreciation and amortization) and net income, also is considered in determining annual adjustments to base salaries. When the Chief Executive Officer completes his review, he makes a recommendation to the Compensation Committee for its review and approval.

     Annual Cash Bonuses. Annual cash bonuses to executive officers, other than the Chief Executive Officer, are determined by the Compensation Committee after considering the recommendations of the Chief Executive Officer. The Chief Executive Officer, in developing his bonus recommendations for the other executive officers, as well as the Compensation Committee in evaluating the Chief Executive Officer's recommendations, consider primarily the financial performance of the Company as described above, the performance of the executive officer and whether such executive officer's individual efforts were an integral part of the Company attaining or exceeding the objectives set forth in the Company's annual business plan, and the performance of the Company in relation to industry conditions and the performance of comparable companies. Failure of the Company or an executive officer's efforts to help the Company attain or exceed the objectives in the business plan does not, however, necessarily prevent any cash bonus from being paid, although it may affect the size of cash bonuses paid. No specific weighting is assigned to any of the factors considered in determining annual adjustments to base salaries and cash bonuses for the executive officers.

     Annual Stock Option Grants. The Compensation Committee endorses the view that equity ownership by management is beneficial in aligning management's and stockholder's interests in the enhancement of stockholder value. The Company formerly provided such equity-based compensation pursuant to the Company's Stock Option Plan. In November 2001, the Company's 2001 Equity-Based Compensation Plan became effective and replaced the Stock Option Plan for purposes of providing equity-based compensation to executives and other key employees and consultants.

     The 2001 Equity-Based Compensation Plan authorizes the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentives to executives and other key employees and consultants of the Company. To align the interests of senior executives with the interests of stockholders, the Compensation Committee's current policy regarding such awards is to grant incentive stock options and non-qualified stock options. Under the Company's annual stock option grant program, the Company determines the number and type of options to be granted to each of its executives based upon such executive's position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Burnham's employment agreement provides that Mr. Burnham's base salary will be reviewed annually and may be increased at the discretion of the Compensation Committee. In 2002, the Compensation Committee increased Mr. Burnham's base salary from $282,816 to $400,000 based on the Company's 2001 financial performance and operating accomplishments and to maintain Mr. Burnham's base salary at a level commensurate to his contributions to the Company's financial performance and operating accomplishments. The Compensation Committee has taken into consideration the recommendations of an independent benefit and compensation consultant in establishing Mr. Burnham's compensation for 2003. Mr. Burnham's base salary for 2003 is $460,000. The Compensation Committee anticipates that future increases in the Chief Executive Officer's base salary will be based on an evaluation by an independent benefit and compensation consultant as well as on the Compensation Committee's assessment of the Chief Executive Officer's performance and its expectations as to future contributions to the Company by the Chief Executive Officer and salaries provided by comparable companies.

     Under the terms of his employment agreement, Mr. Burnham is eligible for cash bonuses at the discretion of the Compensation Committee. In February 2003, the Compensation Committee considered the Company's financial performance during 2002, its completion of several key acquisitions and Mr. Burnham's strong leadership and vision in implementing the Company's strategic objectives. After considering these factors, the Compensation Committee granted Mr. Burnham a cash bonus for 2002 of $159,000. The Compensation Committee anticipates that future cash bonuses paid to the Chief Executive Officer will be based primarily on an evaluation made by an independent benefit and compensation consultant based upon the financial performance of the Company, as well as on the individual performance of the Chief Executive Officer in supporting the Company's financial performance and attainment of strategic Company objectives.

$1 MILLION PAY DEDUCTIBILITY CAP

     The Company's executive compensation strategy is to be cost and tax effective. Therefore, the Company's policy is to avail itself of all proper deductions under the Internal Revenue Code, where practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2002, certain factors involved in the Company's compensation program may impact whether the deduction limitation is exceeded in the future. The Stock Option Plan and the 2001 Equity-Based Compensation Plan, as drafted, permit compensation associated with awards to be excluded from the deduction limitations. However, in future years or if the plans are modified, certain payments under these plans, including grants of restricted stock and certain stock options, may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation.

     As the Company moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company's financial objectives, and appropriately rewards the creation of value on behalf of the Company's stockholders.

     This report has been submitted by the Compensation Committee, which consists of the following members:

                                          David W. Cross, Chairman
                                          Martin S. Rash
                                          Mark A. Wan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors during 2002 consisted of Messrs. Cross, Rash and Wan. None of such persons are officers or employees or former officers or employees of the Company. None of the executive officers of the Company served as a member of the compensation committee or board of directors of any other company during 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

     Richard R. Burnham; David C. Gasmire; David W. Cross; David L. Steffy; Three Arch Partners, L.P. and Three Arch Associates, L.P., which are entities controlled by director Mark A. Wan; Capital Resource Lenders III, L.P., which is an entity controlled by former director Alexander McGrath; and other holders of Common Stock are entitled under a second amended and restated registration rights agreement with the Company, dated July 1, 1998, to the following registration rights for the shares of Common Stock held by them:

     - at any time after April 30, 2002, holders constituting at least two-thirds of the total shares of these registrable securities may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale, provided that the aggregate offering price is at least $1 million;

     - if the Company registers any Common Stock at any time, either for its own account or for the account of other security holders, the holders of registrable securities are entitled to include their shares of Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions; and

     - holders of at least 40% of the registrable securities may require the Company to use its best efforts to register the securities on a Form S-3 registration statement or any successor from after the Company becomes eligible to use the form, provided that the aggregate offering price is at least $1 million.

     Three Arch Partners, L.P., Three Arch Associates, L.P. and Capital Resource Lenders III, L.P. no longer hold any shares of Common Stock.

     In most cases, the Company will bear all registration expenses other than underwriting discounts. Registration rights terminate on the earlier to occur of:

     - the times at which shares of registrable securities may be sold under Rule 144 of the Securities Act; or

     - July 1, 2006.

     The Company received a demand to register shares for public resale in March 2002. In response thereto, the Company filed a registration statement on March 20, 2002 registering for resale the shares of Common Stock held by them. The registration statement was declared effective by the Securities and Exchange Commission on April 9, 2002, and the offering of 5,585,707 shares of Common Stock was completed on April 15, 2002. The Company waived the limitation in the agreement which would have otherwise prohibited a demand registration from occurring on or before April 30, 2002.

INDEMNIFICATION AGREEMENTS

     The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are helpful in attracting and retaining qualified directors and officers.

                               PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

          1. $100 was invested in the Common Stock, the Nasdaq Market Index and the Company's Peer Group (as defined below) on October 31, 2001 (the date the Common Stock was first traded on the Nasdaq National Market).

          2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

          3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's Peer Group for purposes of stockholder return comparisons are as follows: Lincare Holdings, Inc., Fresenius Medical Care Holdings, Inc., Orthodontic Centers of America, Inc. and Omnicare, Inc. The Company and VistaCare, Inc., which had its initial public offering in December 2002, are the only publicly held healthcare providers that exclusively provide hospice care. The Company has not included VistaCare, Inc. in the Company's Peer Group due to VistaCare's limited history as a public company. The Company believes, however, that its Peer Group is comparable to the Company because it consists of non-facility based healthcare services providers that are generally characterized by relatively low levels of leverage, solid cash flow and multiple sources of growth, including same store improvements, de novo development and modest acquisition programs.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG ODYSSEY HEALTHCARE, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------
                        10/31/01    12/31/01    3/31/02    6/30/02    9/30/02    12/31/02
-----------------------------------------------------------------------------------------
 Odyssey HealthCare,
  Inc.                   100.00      150.38     154.84     208.29     173.62      201.16
 Peer Group              100.00      110.47     113.03     125.57     107.19       98.21
 Nasdaq Market Index     100.00      115.50     109.48      87.81      70.43       80.42

Assumes $100 invested on October 31, 2001. Assumes dividend reinvested fiscal year ending December 31, 2002.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by:

     - each stockholder known by the Company to own beneficially more than five percent of the Common Stock;

     - each of the Company's directors;

     - each of the Company's Named Executive Officers; and

     - all directors and executive officers as a group.

     Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

     The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated, to the Company's knowledge, the persons included in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. On the Record Date, there were 23,692,815 shares of common stock outstanding.

                                                                             PERCENTAGE OF
                                                                 SHARES          SHARES
                                                              BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED           OWNED
------------------------                                      ------------   --------------
Arbor Capital Management, LLC(1)............................   1,278,300          5.40%
FMR Corp.(2)................................................   1,102,699          4.65%
Gilder, Gagnon, Howe & Co., LLC(3)..........................     864,707          3.65%
Wasatch Advisors, Inc.(4)...................................   1,810,180          7.64%
Brenda A. Belger(5).........................................      46,700             *
Richard R. Burnham(6).......................................     706,437          2.97%
Douglas B. Cannon(7)........................................      62,950             *
John K. Carlyle(8)..........................................      43,125             *
David W. Cross(9)...........................................      23,250             *
Deborah A. Hoffpauir(10)....................................      72,375             *
Paul J. Feldstein(11).......................................      30,000             *
David C. Gasmire(12)........................................     276,472          1.15%
Martin S. Rash(13)..........................................      56,350             *
David L. Steffy(14).........................................   1,106,272          4.66%
Mark A. Wan(15).............................................      21,255             *
All directors and executive officers as a group (11
  persons)..................................................   2,445,186         10.06%

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Based on information contained in a Schedule 13G filed with the Commission on February 14, 2003, by Arbor Capital Management, LLC whose address is One Financial Plaza, 120 South Sixth Street, Suite 100, Minneapolis, Minnesota 55042.

 (2) Based on information contained in a Schedule 13G filed with the Commission on February 14, 2003, by FMR Corp. whose address is 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) Based on information contained in Schedule 13G filed with the Commission on February 12, 2003, by Gilder, Gagnon, Howe & Co. LLC whose address is 1775 Broadway, 26th Floor, New York, New York 10019.

 (4) Based on information contained in Amendment Number 1 to Schedule 13G filed with the Commission on February 13, 2003, by Wasatch Advisors, Inc. whose address is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

 (5) Consists of (i) 43,888 shares held of record and (ii) 2,812 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

 (6) Consists of (i) 574,928 shares held of record jointly with his wife and
     (ii) 131,509 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

 (7) Consists of 62,950 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

 (8) Consists of 43,125 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

 (9) Consists of (i) 750 shares held of record by spouse and (ii) 22,500 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(10) Consists of (i) 66,750 shares held of record and (ii) 5,625 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(11) Consists of 30,000 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(12) Consists of (i) 16,397 shares held of record, (ii) 8,700 shares held of record as co-trustee of certain trusts for the benefit of Mr. Gasmire's children and (iii) 251,375 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(13) Consists of (i) 18,500 shares held of record and (ii) 37,850 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date.

(14) Consists of (i) 1,074,228 shares held of record, (ii) 22,500 shares issuable upon exercise of stock options that have already vested or will vest within 60 following the Record Date days and (iii) 9,544 shares issuable upon exercise of outstanding warrants.

(15) Consists of (i) 2,009 shares held of record, (ii) 13,621 shares held of record as co-trustee of the Wan Family Trust for the benefit of Mark A. Wan and Lisa C. Wan and (iii) 5,625 shares issuable upon exercise of stock options that have already vested or will vest within 60 days following the Record Date. Mr. Wan's address is c/o Three Arch Partners, 3200 Alpine Road, Portola Valley, CA 94028.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2002 except as described below:

     - In November 2002, David W. Cross, a director of the Company, sold an aggregate of 202,500 shares of Common Stock in 13 separate transactions reportable on a single Form 4. As a result of a miscommunication, the Form 4 reporting these sales was filed late.

     - In July 2002, David L. Steffy, John K. Carlyle and David W. Cross, directors of the Company, were each granted stock options to acquire 5,625 shares of Common Stock. As a result of an administrative error, the Form 4s reporting these grants were filed late.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Pursuant to Rule 14a-8 of the Exchange Act, to be included in the Board of Directors' solicitation of proxies relating to the 2004 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received by the Secretary of the Company at 717 North Harwood Street, Suite 1500, Dallas, Texas 75201, no later than December 30, 2003.

     Pursuant to the Company's Bylaws, in order to nominate persons for election to the Board of Directors at the 2004 Annual Meeting of the Company's Stockholders or to bring business before the 2004 Annual Meeting of the Company's Stockholders, a stockholder must deliver notice, in the form specified in the Company's Bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting; provided, however, that if the date of the 2004 Annual Meeting of the Company's Stockholders is changed by more than thirty days from the anniversary date of the Annual Meeting, notice must be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the meeting is made.

     With respect to proxies submitted for the 2004 Annual Meeting of the Company's Stockholders, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice by the date specified in the advance notice provisions of the Company's Bylaws described above, pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934.

ANNUAL REPORT

     The Company's Annual Report to stockholders for the year ended December 31, 2002, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                                          By Order of the Board of Directors,

                                          -s- Douglas B. Cannon

                                          DOUGLAS B. CANNON
                                          Secretary

                                                                      APPENDIX A

                            ODYSSEY HEALTHCARE, INC.

                          SECOND AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

     The Board of Directors (the "Board") of Odyssey HealthCare, Inc. (the "Company") has established the Audit Committee of the Board.

     PURPOSES. The purposes of the Audit Committee are to serve as an independent and objective party:

     - To oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

     - To oversee the Company's compliance with legal and regulatory requirements;

     - To oversee the independent auditors' qualifications and independence;

     - To oversee the performance of the Company's internal audit function and independent auditors;

     - To oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     - To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

     - To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department or outside auditors performing the internal audit function, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

     - To perform such other duties as are directed by the Board.

     Consistent with these purposes, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

     The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement relating to its annual meeting of stockholders.

     FUNCTION AND LIMITATIONS. The function of the Audit Committee is oversight in accordance with the responsibilities and powers set forth in this Charter, and management and the independent auditors for the Company are accountable to the Audit Committee. Management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and, although they meet the applicable membership requirements set forth below, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

     MEMBERSHIP. The Audit Committee shall be comprised of three or more directors, as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or an employee or a person who receives any compensation from the Company other than fees paid for service as a director. The members of the Audit Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified.

     Unless the Board otherwise determines in accordance with the listing standards of the Nasdaq Stock Market, Inc. (the "Nasdaq") and applicable rules and regulations of the SEC, each member shall be "independent" as defined from time to time by the listing standards of Nasdaq and by applicable regulations of the SEC. If the Company's securities are listed on any other exchange, the Audit Committee shall meet the independence and experience requirements of such exchange. Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member shall serve on an audit committee of more than two public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

     Each member shall be able to read and understand financial statements at the time of his or her appointment. The Board shall appoint at least one member who is "financially sophisticated" as defined under the applicable Nasdaq listing standards and shall use its reasonable efforts to appoint at least one member who qualifies as an "audit committee financial expert" as defined from time to time by applicable regulations of the SEC, but in any event the Company shall comply with applicable Nasdaq listing standards. Members of the Audit Committee may enhance their familiarity with finance and accounting principles by participating in educational programs that the Company or an outside consultant conducts.

     An audit committee financial expert shall not be deemed an "expert" for any purpose, including for purposes of Section 11 of the Securities Act of 1933. The designation of an Audit Committee member as an audit committee financial expert does not impose any duties, obligations or liability on the audit committee financial expert that are greater than those imposed on other Audit Committee members, nor does it affect the duties, obligations or liability of any other Audit Committee member.

     Notwithstanding the foregoing membership requirements, no action of the Audit Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

     MEETINGS AND STRUCTURE. The Audit Committee shall meet at least four times annually to review and discuss with management the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary or appropriate to fulfill their duties in accordance with this Charter. The Audit Committee should meet at least annually with management, the director of the internal audit department or the outside auditors engaged to perform the function of an internal audit department, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

     The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company's independent auditors, and the Company's director of internal auditing or outside auditors engaged to perform the function of an internal audit department.

     ACCOUNTABILITY OF THE INDEPENDENT AUDITORS. The independent auditors are accountable to and report directly to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company's independent auditors. The Audit Committee, or a member thereof, must pre-approve any service, whether an audit or a non-audit service, provided to the Company by the Company's independent auditors, including the plan and scope of any such services and related fees.

     COMMITTEE AUTHORITY AND RESPONSIBILITIES. The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties.

     The Audit Committee has the authority to retain professional advisors, including, without limitation, special legal, accounting or other consultants, to advise the Audit Committee, which may be the same as or different from the Company's primary legal counsel, accounting experts and other consultants, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Charter, all on such terms as the Audit Committee deems necessary or advisable. The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel or the Company's independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee chairperson or other designee of the Audit Committee, may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company's accounting or financial reporting practices.

     The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any special legal counsel, accounting experts or other consultants employed by the Audit Committee.

     In connection with the purposes, powers and responsibilities set forth above, the Audit Committee shall also:

INDEPENDENT AUDITORS

     1. Annually select and engage the Company's independent auditors retained to audit the financial statements of the Company.

     2. Annually review the performance, experience and qualifications of the independent auditors' team and the quality control procedures of the independent auditors and discharge the independent auditors when circumstances warrant.

     3. Review and pre-approve the plan and scope of the independent auditor's auditing services (including comfort letters), non-audit services and related fees. Review the Company's disclosures in the Company's periodic reports filed with the SEC regarding any approved non-audit services provided or to be provided by the independent auditors.

     4. Ensure the rotation of the lead audit partner having responsibility for the audit and the concurring review partner responsible for reviewing the audit in accordance with applicable Nasdaq listing standards and applicable rules and regulations of the SEC.

     5. Set, and periodically review and modify as appropriate, clear hiring policies for employees or former employees of the Company's independent auditors.

     6. Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors' objectivity and independence, and discuss such report with the independent auditors. The Audit Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

     7. Periodically obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, their ramifications and the preferences of the independent auditors; (iii) and other material written communications between the independent auditors and management.

REVIEW

     8. Review and approve the appointment, termination or replacement by management of a director of internal auditing or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

     9. Direct the scope of the duties and activities of the director of internal auditing or any outside auditors serving as internal auditors, who shall report directly to the Audit Committee.

     10. Periodically meet and review with the director of internal auditing or any outside auditors serving as internal auditors the regular internal reports to management prepared by the internal auditing department or outside auditors serving in such capacity and the progress of activities and any findings of major significance stemming from internal audits.

     11. Review with management and the independent auditors the Company's quarterly or annual financial information, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements prior to the release of earnings and prior to the filing of the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. This review may be performed by the Audit Committee or its chairperson.

     12. Review and, as appropriate, discuss with financial management the Company's earnings releases, including the use of any "non-GAAP financial measures," as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

     13. Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors, and the adequacy and integrity of the Company's internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

     14. Regularly review with the Company's independent auditors any audit problems or difficulties and management's response.

     15. Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards Nos. 61, 89 and 90. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

     16. Review any disclosures provided by the Chief Executive Officer, the Chief Financial Officer or the independent auditors to the Audit Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data.

     17. Review with management and the independent auditors any significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

     18. At least annually, obtain and review a report by the independent auditors describing the accounting firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

     19. Review and approve all related-party transactions.

FINANCIAL REPORTING PROCESSES

     20. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department or outside auditors performing the internal audit function. Review with the independent auditors, the internal auditing department or outside auditors performing the internal audit function and management the extent to which such changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Audit Committee determines.

PROCESS IMPROVEMENT

     21. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the director of internal auditing or outside auditors performing the internal audit function regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     22. Conduct an annual evaluation with the Board regarding the performance of the Audit Committee.

     23. Discuss with management the Company's guidelines and policies governing the Company's process of risk assessment and risk management.

     24. Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing the Audit Committee's duties.

ETHICAL AND LEGAL COMPLIANCE

     25. Establish, and periodically review and modify as appropriate, procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, and auditing matters and for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

     26. Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls.

     27. Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

     28. Review management's monitoring of the Company's compliance programs and evaluate whether management has review systems in place designed to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or Nasdaq requirements.

     29. Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     30. Review with management and the independent auditors the Company's policies and procedures regarding compliance with its internal policies as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

GENERAL

     31. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of Nasdaq applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

REVIEW OF COMMITTEE CHARTER

     At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

                            ODYSSEY HEALTHCARE, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

   ODYSSEY HEALTHCARE, INC. FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2003

    The undersigned hereby constitutes and appoints each of Richard R. Burnham, David C. Gasmire and Douglas B. Cannon his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Odyssey HealthCare, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Odyssey HealthCare, Inc. to be held at the principal offices of Odyssey HealthCare, Inc. located at 717 North Harwood Street, Suite 1400, Dallas, Texas, on Wednesday, May 28, 2003, at 8:00 a.m., local time, and at any adjournment or postponement thereof on all matters coming before said meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, WHICH ARE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS AND FOR PROPOSAL 2. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ANY PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

    ANY PROXY, WHEN PROPERLY GRANTED, WILL BE VOTED IN THE MANNER DIRECTED AND WILL AUTHORIZE THE PROXIES TO TAKE ANY ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PROXIES ARE AUTHORIZED TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING SUCH AS APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE MEETING FOR THE PURPOSE OF OBTAINING ADDITIONAL STOCKHOLDER VOTES.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS CLASS II DIRECTORS AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS: To elect John K. Carlyle, David W. Cross and David L. Steffy to serve as Class II directors for a three year term ending at the Annual Meeting of Stockholders in 2006 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

                      FOR ALL NOMINEES                                          TO WITHHOLD AUTHORITY
             (Except as marked to the contrary)                               (For all nominees listed)
                            [ ]                                                          [ ]

(INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2003.

            [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN

I PLAN TO ATTEND THE MEETING [ ]

                                                             Signature ------------------

                                                             Signature ------------------

                                                             Date -------------------------------

                                                             Please sign this Proxy exactly as your name appears on
                                                             this card. Joint owners should each sign personally. If
                                                             you are signing as a representative of the named
                                                             stockholder (e.g. as a trustee, corporate officer or
                                                             other agent on behalf of a trust, corporation or other
                                                             entity) you should indicate your title or the capacity
                                                             in which you sign.